EXHIBIT 10.23

SEVEN ARTS ENTERTAINMENT INC.
c/o Lionel Sawyer & Collins, Ltd.
300 S. Fourth St., #1700
Las Vegas, Nevada` 89101

As of July 1, 2010

SEVEN ARTS PICTURES INC.
6121 Sunset Boulevard, Suite 512
Los Angeles, California 90028

Re:  INTERCOMPANY AGREEMENT

Gentlemen:

You ("SAP") are hereby appointed as the independent agent of us ("SAE") to enter into agreements and to conduct business on behalf of us in all aspects related to the motion picture business, including the formation of limited liability companies or other single purpose corporations to produce motion pictures to execute in other transactions we may request.  All of your actions will be taken pursuant to the direction of the Board of Directors of us and you shall take no actions without our approval.  All results and proceeds of any actions and services performed by you shall belong to us and are hereby assigned to us in full for no further consideration.  The intention of this agreement is that SAE will be an independent agent, and we will not be subject to the liabilities of a claim against SAP and its affiliates.  All gross considerations received by you in the performance of your service shall be payable to us, except the salary and expenses of Peter Hoffman as approved by us.

Please confirm you agreement to the foregoing by signing below where indicated.

SEVEN ARTS ENTERTAINMENT INC.

		By:	/s/ Peter Hoffman

AGREED AND ACCEPTED

SEVEN ARTS PICTURES INC.

By:	/s/ John Bottomley